UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 27, 2014

Commission File Number	Exact Name of Registrant as Specified in its Charter, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No
001-33072	Leidos Holdings, Inc.	Delaware	20-3562868
11951 Freedom Drive, Reston, Virginia 20190
(571) 526-6000

000-12771	Leidos, Inc.	Delaware	95-3630868
11951 Freedom Drive, Reston, Virginia 20190
(571) 526-6000

 N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 2.02.	Results of Operations and Financial Condition.
On March 27, 2014, Leidos Holdings, Inc. issued a press release announcing its financial results for the fourth quarter and fiscal year ended January 31, 2014. A copy of the press release is furnished as Exhibit 99.1 to this report.
The Company’s management will discuss operations and financial results in an earnings conference call beginning at 8 a.m. eastern on March 27, 2014. A live audio broadcast of the conference call along with a supplemental presentation will be available to the public through links on the Investor Relations section of the Company’s web site(http://investors.leidos.com).
The information contained in Item 2.02 of this report and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On March 24, 2014, the Company and K. Stuart Shea, our President and Chief Operating Officer, mutually agreed that Mr. Shea’s employment with the Company will cease effective as of April 6, 2014.
(e)    On March 24, 2014, we entered into a Memorandum of Understanding (MOU) with Mr. Shea setting forth the terms and conditions of his departure from the Company. Pursuant to the MOU, we agreed to pay Mr. Shea an aggregate amount of approximately $3,386,892, less applicable tax withholdings. This amount will be paid on or about April 15, 2014. In addition, following the completion of our current fiscal year, Mr. Shea will be eligible to receive a pro-rated portion of the annual cash incentive bonus that he otherwise would have been eligible to receive for the current fiscal year based on the Company’s organizational performance.
In consideration for these payments, Mr. Shea agreed to certain covenants not to compete with the Company and not to solicit the Company’s employees, in each case for a period of one year. He also reaffirmed his existing confidentiality obligations and further agreed to customary provisions relating to non-disparagement, cooperation and the release of certain claims.

The MOU does not affect Mr. Shea’s eligibility under the Company’s standard plans and policies to receive a payout of his accrued and unused comprehensive leave, a distribution of prior earned compensation previously deferred under the Company’s deferred compensation plans, an annual cash bonus for the last completed fiscal year under the Company’s annual cash incentive program and the ability to exercise stock options, to the extent vested as of his departure date, for a period of 90 days post-employment.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release dated March 27, 2014 issued by Leidos Holdings, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	LEIDOS HOLDINGS, INC.

Date: March 27, 2014	By:	/s/ Vincent A. Maffeo
Vincent A. Maffeo
	Its:	Executive Vice President and General Counsel

(Registrant)	LEIDOS, INC.

Date: March 27, 2014	By:	/s/ Vincent A. Maffeo
Vincent A. Maffeo
	Its:	Executive Vice President and General Counsel

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